                                                                   Exhibit 10.38

                    GENERAL RELEASE AND SEPARATION AGREEMENT

         This General Release and Separation Agreement (hereafter "Agreement") is entered into as of this 10th day of October, 2002, (the "Effective Date") between Joseph M. Limber (the "Executive"), and ACLARA BioSciences, Inc. (the "Company"), effective eight days after the Executive's signature (the "Effective Date"), unless the Executive revokes his acceptance as provided in Paragraph 9(c), below.

         WHEREAS, the Executive was the President and Chief Executive Officer of the Company, and a Member of the Board of Directors;

         WHEREAS, the Executive tendered his resignation as President and Chief Executive Officer of the Company, and the Company accepted such resignation effective as of December 1, 2002 or such earlier date as the Company and the Executive mutually agree;

         WHEREAS, the Company and the Executive now wish to document the termination of their employment relationship and fully and finally to resolve all matters between them;

         THEREFORE, in exchange for the good and valuable consideration set forth herein, the adequacy of which is specifically acknowledged, the Executive and the Company hereby agree as follows:

         1. Resignation as President and Chief Executive Officer. The Executive hereby confirms his resignation of all positions that the Executive held as an officer of the Company, including his positions as President and Chief Executive Officer of the Company, and the Company confirms its acceptance of such resignations, effective December 1, 2002 or such earlier date as the Company and the Executive mutually agree (the "Resignation Date"). The Executive shall receive a severance payment of $167,500 to be paid by the Company in a lump sum on January 15, 2003. Such payment shall be subject to normal withholdings for payroll taxes and similar amounts.

         2. Board Membership. The Executive agrees that he shall remain a member of the Board of Directors of the Company (the "Board") following the Resignation Date and until the date of the Company's annual meeting of stockholders in 2003. The Executive hereby tenders his resignation as director effective the date of the Company's annual meeting of stockholders in 2003, or such earlier date as the Company and the Executive mutually agree.

         3. Continuing Employment; Resignation. For the period commencing on the Resignation Date and ending on December 31, 2003 (the "Transition Period"), the Executive shall remain an employee of the Company with the title of Executive Director (while serving as a member of the Board) and make himself available to the Company, as the Company may request, for up to five days per month in the period ending January 31, 2003 and for up to one day per month thereafter, at such times as the Company and the Executive mutually agree. During the Transition Period, the Executive shall effect an orderly transition of his duties to the Company's new Chief Executive Officer or Acting Chief Executive Officer (the "CEO") and

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

perform such other services as the CEO or the Board may reasonably request. For his availability and services during the Transition Period, whether or not the Executive is requested to provide services, the Company shall pay the Executive at his current annual base salary rate of $335,000 through December 31, 2002 and at an annual salary rate of $167,500 for the remainder of the Transition Period, such amounts to be paid in semi-monthly installments in accordance with the Company's regular payroll practices. All such payments will be subject to normal withholdings for payroll taxes and similar amounts. The Executive hereby agrees that his resignation of employment with the Company shall be effective December 31, 2003. Nothwithstanding the foregoing, this Agreement shall not prohibit the Executive from accepting additional employment during the Transition Period; provided, however, that during the Transition Period the Executive may not, without Board approval, accept additional employment with any company that the Board reasonably determines is a competitor of the Company. Companies which may be viewed as competitors include, but are not limited to, biotechnology tools companies or other companies with a potentially adverse intellectually property interest.

         4. Payment of Accrued Wages and Expenses. On or before December 1, 2002, the Company shall pay to the Executive an amount equal to all accrued wages owed to him through that date, including accrued vacation through December 1, 2002, less applicable withholding, and all expenses submitted by the Executive as of December 1, 2002. The Executive agrees to submit requests for expense reimbursement, in accordance with the Company's expense reimbursement policies, on or before December 1, 2002.

         5. Bonus. The Executive agrees that he shall not be eligible for a bonus for the calendar years ending December 31, 2002 and 2003.

         6. Benefits. Except as provided herein, the Executive will not be eligible for any employer-sponsored benefits after the Transition Period. The Executive acknowledges and agrees that he will not be entitled to accrue paid vacation days or paid holidays during the Transition Period. The Executive will be eligible for healthcare benefits during the Transition Period, after which standard COBRA benefits will apply.

         7. Stock Options. Pursuant to the Amended and Restated ACLARA BioSciences, Inc. 1997 Stock Plan (the "Plan"), the Executive has been granted certain stock options (each an "Option"). Information concerning the number of shares, the vesting schedule and certain other information with respect to each Option is set forth on Exhibit A hereto. The Executive hereby acknowledges and agrees that the information set forth on Exhibit A is complete and accurate as to each of the Executive's Options. As provided in the Plan, the Executive's Options shall continue to vest during the term of the Transition Period, so long as the Executive remains an Employee of the Company (as defined in the Plan). Concurrently herewith, the Executive is also entering into a Change In Control Agreement with the Company, attached hereto as Exhibit B. Except as set forth in this Agreement or in an Exhibit to this Agreement, each Option granted to the Executive shall be governed by the terms of the applicable option agreement and the Plan.

         8. Repayment of Loan Made to the Executive. The Executive entered into certain secured, interest-bearing promissory notes (the "Notes") in favor of the Company with an aggregate principal amount of $485,149.13 as of October 4, 2002. The Executive acknowledges that Exhibit C accurately sets forth the outstanding principal and interest amounts due and owing as of October 4, 2002 and hereby agrees to repay such amounts to the Company (plus additional interest accrued as indicated on a daily basis on Exhibit C) within five days after the Effective Date.

          9. General Release of Claims by the Executive. In consideration for receiving the benefits set forth in this Agreement, the Executive agrees to execute a release in the form attached as Exhibit D upon termination of the Transition Period.

              (a) The Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and employee benefit plans in which the Executive is or has been a participant by virtue of his employment with the Company, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, "Claims"), which the Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the Resignation Date, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever the Executive's employment by the Company or the changes in the terms and conditions of the Executive's employment as of the Resignation Date, and any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, and similar state or local statutes, ordinances, and regulations.

              (b) THE EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

              "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                BEING AWARE OF SAID CODE SECTION, THE EXECUTIVE HEREBY EXPRESSLY
            WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

                (c) In accordance with the Older Workers Benefit Protection Act of 1990, the Executive acknowledges that he is aware of the following:

                     (i) He has a right to consult with an attorney before accepting this offer;

                     (ii) He has 21 days from the date this offer is received to consider this offer; and

                     (iii) He has seven days after accepting this offer to
                           revoke his acceptance, and his acceptance will not be effective until that revocation period has expired.

            10. The Company, on behalf of itself and its respective successors, agents, attorneys and representatives, hereby agrees to release and forever discharge the Executive and his executors, heirs, representatives and assigns, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, asserted or unasserted (collectively, "Claims"), which the Company has or may have against the Executive based on any events or circumstances known to the Company's Board of Directors or executive officers as of the date of execution of this Agreement by the Company. Notwithstanding the generality of the foregoing, the Company does not release the Executive from his obligation to repay certain loans described in Paragraph 8 of this Agreement or from his continuing obligations to the Company under the terms of the Company's Employee Confidentiality and Invention Assignment Agreement.

            11. Nondisparagement. The Executive agrees that neither he nor anyone acting by, through, under or in concert with him shall disparage or otherwise communicate negative statements or opinions about the Company, its Board members, officers, employees or business. The Company agrees that neither its Board members nor officers shall disparage or otherwise communicate negative statements or opinions about the Executive.

            12. Cooperation. The Executive agrees to give reasonable cooperation, at the Company's request, in any pending or future litigation or arbitration brought against the Company and in any investigation the Company may conduct. The Executive shall be reimbursed for all time spent, after the Transition Period, at an hourly rate of $300 per hour. The Company shall reimburse the Executive for all expenses reasonably incurred by him in compliance with this Paragraph. Notwithstanding the foregoing, the Company shall have no obligation to pay the Executive for time spent and expenses incurred by the Executive in any pending or future litigation or arbitration where the Executive is an unindemnified co-defendant or party to the arbitration or litigation.

       13. Confidential Information; Return of Company Property.

           (a) The Executive hereby expressly confirms his continuing obligations to the Company pursuant to the Confidential Information and Invention Assignment Agreement executed by the Executive on [insert date of agreement] (the "Confidentiality Agreement").

           (b) The Executive shall deliver to the Company within 10 (ten) business days of the Company's request, all originals and copies of correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company's customers, business plans, marketing strategies, products, processes or business of any kind and/or which contain proprietary information or trade secrets which are in the possession or control of the Executive or his agents or representatives.

           (c) The Executive shall return to the Company within 10 (ten) business days of the Company's request, all equipment of the Company in his possession or control.

       14. Non-Solicitation of Company Employees. For the period commencing on the Effective Date and ending on December 31, 2004, the Executive shall not, directly or indirectly, solicit, induce, recruit or encourage any of the Company's employees or consultants to leave their employment or consulting relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for the benefit of the Executive or for any other person or entity.

       15. Taxes. To the extent any taxes may be payable by the Executive for the benefits provided to him by this Agreement beyond those withheld by the Company, the Executive agrees to pay them himself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys' fees and costs, resulting from any failure by him to make required payments.

       16. In the Event of a Claimed Breach. All controversies, claims and disputes arising out of or relating to this Agreement, including without limitation any alleged violation of its terms, shall be resolved by final and binding arbitration before a single neutral arbitrator in Santa Clara County, California, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA"). The arbitration shall be commenced by filing a demand for arbitration with the AAA within 14 (fourteen) days after the filing party has given notice of such breach to the other party. The arbitrator shall award the prevailing party attorneys' fees and expert fees, if any. Notwithstanding the foregoing, it is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations imposed on them under Section 13(a) hereof, and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of Section 13(a) of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         17. Choice of Law. This Agreement shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

         18. Notices. All notices, demands or other communications regarding this Agreement shall be in writing and shall be sufficiently given if either personally delivered or sent by facsimile or overnight courier, addressed as follows:

             (a)      If to the Company:

                      ACLARA BioSciences, Inc.
                      1288 Pear Avenue
                      Mountain View, California 94043
                      Attn:  Chief Financial Officer
                      Phone: (650) 210-1200
                      Facsimile: (650) 210-9271


             (b)      If to the Executive:

                      Joseph M. Limber
                      1515 Arriba Court
                      Los Altos, California 94024

         19. Severability. Except as otherwise specified below, should any portion of this Agreement be found void or unenforceable for any reason by a court of competent jurisdiction, the parties intend that such provision be limited or modified so as to make it enforceable, and if such provision cannot be modified to be enforceable, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force and effect. If any portion of this Agreement is so found to be void or unenforceable for any reason in regard to any one or more persons, entities, or subject matters, such portion shall remain in full force and effect with respect to all other persons, entities, and subject matters. This paragraph shall not operate, however, to sever the Executive's obligation to provide the binding release to all entities intended to be released hereunder.

         20. Understanding and Authority. The parties understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.

         21. Integration Clause. This Agreement and the Exhibits hereto contain the entire agreement of the parties with regard to the changes in terms and conditions of and separation of the Executive's employment, and supersedes any prior agreements as to that matter. This Agreement shall not supersede the Indemnification Agreement between the Executive and the

Company, including limitations on the Company's obligation to indemnify the Executive, which shall remain in effect. This Agreement may not be changed or modified, in whole or in part, except by an instrument in writing signed by the Executive and the Chief Executive Officer or other responsible officer of the Company.

     21. Execution in Counterparts. This Agreement may be executed in counterparts with the same force and effectiveness as though executed in a single document.

     The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all parties.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the dates shown below.

JOSEPH M. LIMBER                                     COMPANY


/s/ Joseph M. Limber                          /s/ Thomas R. Baruch
--------------------------------              ----------------------------------
                                              By:  Thomas R. Baruch


                                              Title:  Chairman

Date October 11, 2002                         Date_____________________________

                                    Exhibit A

                                  Stock Options
                              as of October 4, 2002

------------------------------------------------------------------------------------------------------------------------------------

    Number of Shares     Grant Date     Exercise Price   Shares Vested    Shares Exercised              Vesting Schedule
    ----------------     ----------     --------------   -------------    ----------------              ----------------
------------------------------------------------------------------------------------------------------------------------------------
         600,000         May 6, 1998         $0.40          600,000           600,000        fully vested
------------------------------------------------------------------------------------------------------------------------------------
         150,000        Mar. 19, 1999         0.40          128,125           150,000      1/4/th/ one year from the vesting
                                                                                           commencement date, followed by 1/48/th/
                                                                                           per month thereafter
------------------------------------------------------------------------------------------------------------------------------------
         232,500        Dec. 1, 1999          0.63          232,500           232,500      fully vested
------------------------------------------------------------------------------------------------------------------------------------
         112,500        Jan. 16, 2000         3.33           75,000               0        1/4/th/ one year from the vesting
                                                                                           commencement date, followed by 1/48/th/
                                                                                           per month thereafter
------------------------------------------------------------------------------------------------------------------------------------
         250,000        Apr. 11, 2001         5.02              0                 0        in three annual increments on April 11,
                                                                                           2004, 2005 and 2006, with acceleration
                                                                                           based on the achievement of certain
                                                                                           prices for the Company's common stock,
                                                                                           as set forth in the stock option
                                                                                           agreement
------------------------------------------------------------------------------------------------------------------------------------
         100,000        Mar. 5, 2002          3.70              0                 0        1/4/th/ one year from the vesting
                                                                                           commencement date, followed by 1/48/th/
                                                                                           per month thereafter
------------------------------------------------------------------------------------------------------------------------------------

                                    Exhibit B

                           Change in Control Agreement

                                    Exhibit C

                                Promissory Notes
                              as of October 4, 2002

------------------------------------------------------------------------------------------------------------------------------------
    Date of Note      Maturity Date              Interest rate              Principal Amount     Accrued Interest      Total Due
    ------------      -------------              -------------              ----------------     -----------------     ---------
------------------------------------------------------------------------------------------------------------------------------------
   Jan. 13, 2000      Apr. 13, 2002       5.8% compounded semiannually          $ 236,540.80          $ 39,979.80      $ 276,520.60
------------------------------------------------------------------------------------------------------------------------------------

   Jan. 13, 2000      Mar. 19, 2003       5.8% compounded semiannually             60,000.00            10,150.64         70,150.64
------------------------------------------------------------------------------------------------------------------------------------

   Jan. 13, 2000      Apr. 13, 2002       5.8% compounded semiannually            147,250.00            24,912.08        172,162.08
------------------------------------------------------------------------------------------------------------------------------------

   Jul. 28, 2000      Apr. 13, 2002         6.6% compounded annually               41,358.33             5,921.72         47,280.05
------------------------------------------------------------------------------------------------------------------------------------

   Payment after October 4, 2002 will cause interest to accrue at an aggregate total of $88.39 per day for all loans

                                    Exhibit D

                                 GENERAL RELEASE

                  Joseph M. Limber (the "Executive"), on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and employee benefit plans in which the Executive is or has been a participant by virtue of his employment with the Company, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, "Claims"), which the Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever the Executive's employment by the Company or the separation thereof, and any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, and similar state or local statutes, ordinances, and regulations.

                  THE EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  BEING AWARE OF SAID CODE SECTION, THE EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

                  In accordance with the Older Workers Benefit Protection Act of 1990, the Executive acknowledges that he is aware of the following:

                         (i) He has a right to consult with an attorney before accepting this offer;

                         (ii) He has 21 days from the date this offer is received to consider this offer; and

                         (iii) He has seven days after accepting this offer to revoke his acceptance, and his acceptance will not be effective until that revocation period has expired.

JOSEPH M. LIMBER                                      Dated:  __________, 2003